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MacKenzie Realty Capital Reports Second Quarter FY 2025 Financial Results, Return to positive FFO

Orinda, Calif., (February 14, 2025) – MacKenzie Realty Capital, Inc. (Nasdaq: MKZR) (“MacKenzie” or the “Company”) today announced its financial results for the second quarter ended December 31, 2025.

Key Financial Highlights:
Operating Results for the Three Months Ended December 31, 2024:
•
The Company had positive $2.8 million of funds from operations (“FFO”) for the quarter, a return to positive FFO. The net loss of $4.5 million was offset by $2.2 million in depreciation expense and $5.1 million of impairment loss.  Revenue for the quarter benefited by a $3.0 million early termination fee from the anchor tenant at MacKenzie Satellite Place.

•	Net revenues for three months ended December 31, 2024, were $8.0 million, an increase of 124% from $3.6 million in the same period of 2023.
•	Net operating income was $6.3 million, an of increase of 205%, from $2.1 million in the same period of 2023.
•	Net loss was $4.5 million, compared to a $1.6 million loss in the same period of 2023.
•	Paid a common stock quarterly dividend in the amount of $0.05 per share for the period ended December 31, 2024.
•	Total shareholder equity was $97.7 million.

Robert Dixon, President of MacKenzie, said “We are gratified that our revenues continued to grow at a healthy pace, and that our operating expenses have declined significantly as both a percentage of our revenues as well as of our assets.  We still have improvements to make, but the progress last quarter was significant.”

About MacKenzie Realty Capital, Inc.
MacKenzie, founded in 2013, is a West Coast-focused REIT that intends to invest at least 80% of its total assets in real property, and up to a maximum of 20% of its total assets in illiquid real estate securities.  We intend for the real property portfolio to be approximately 50% multifamily and 50% boutique class A office. The Company has paid a dividend every year since inception. The current portfolio includes interests in 4 multifamily properties and 8 office properties plus 2 multifamily developments.

For more information, please contact MacKenzie at (800) 854-8357. Please visit our website at: http://www.mackenzierealty.com

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, our ability to remain financially healthy, and our expected future growth prospects. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory,” “focus,” “work to,” “attempt,” “pursue,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. For a further discussion of factors that could cause our future results, performance, or transactions to differ significantly from those expressed in any forward-looking statement, please see the section titled “Risk Factors” in annual reports on Form 10-K and quarterly reports on Form 10-Q that we file with the Securities and Exchange Commission from time to time.

89 Davis Road, Suite 100 • Orinda, California 94563 • Toll-Free (800) 854-8357 • Local (925) 631-9100 • www.mackenzierealty.com